EXHIBIT 21



                             Subsidiaries of Cullen/Frost



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                     SUBSIDIARIES OF THE REGISTRANT
                     ------------------------------

     As of March 25, 1996, Cullen/Frost owned directly, or indirectly through wholly owned subsidiaries, the following subsidiaries.



                                                            PERCENTAGE OF
                                             ORGANIZED    VOTING SECURITIES
                                               UNDER           OWNED BY
                                              LAWS OF        CULLEN/FROST
                                           -------------  -----------------
The Frost National Bank                    United States         100%

United States National Bank of Galveston   United States         100%

Main Plaza Corporation                         Texas             100%

Daltex General Agency, Inc.                    Texas             100%

The New Galveston Company, Inc.              Delaware            100%